EXHIBIT 99.1


                          ANNUAL SERVICER'S CERTIFICATE


                   A.I. CREDIT CORP., AICCO, INC., AICCO, INC.
                     (f/k/a IMPERIAL PREMIUM FINANCE, INC.),
                            IMPERIAL PREMIUM FINANCE,
                      INC., IMPERIAL PREMIUM FUNDING, INC.

                                ----------------


                       AICCO PREMIUM FINANCE MASTER TRUST
                                ----------------

         The undersigned, duly authorized representatives of A.I. Credit Corp. ("AIC"), AICCO, Inc. ("AICCO I"), AICCO, Inc. (f/k/a Imperial Premium Finance, Inc.) ("AICCO II"), Imperial Premium Finance, Inc. ("IP Finance") and Imperial Premium Funding, Inc. ("IP Funding"), as Servicer pursuant to the Sale and Servicing Agreement dated as of November 8, 1999 (the "Sale and Servicing Agreement") by and among AICCO Premium Finance Master Trust, ("Trust"), A.I. Receivables Transfer Corp., AIC, AICCO, AICCO II, IP Finance, IP Funding and JPMorgan Chase Bank, National Association, as successor-in-interest to Bank One, National Association, as trustee (the "Trustee"), do hereby certify that:

                  1. AIC, AICCO, AICCO II, IP Finance and IP Funding are the sole Servicers under the Sale and Servicing Agreement (together, herein referred to as the "Servicer").

                  2. The undersigned are duly authorized pursuant to the Sale and Servicing Agreement to execute and deliver this Certificate to the Indenture Trustee.

                  3. This Certificate is delivered pursuant to Section 3.05 of the Sale and Servicing Agreement.

                  4. A review of the activities of the Servicer during the period from January 1, 2005 through December 31, 2005 and of its performance under the Sale and Servicing Agreement, including any Supplement, was conducted under the supervision of the undersigned.

                  5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Sale and Servicing Agreement, including any Series Supplement, throughout such period and no default in the performance of such

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         obligations has occurred or is continuing except as set forth in paragraph 6 below.

                  6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Sale and Servicing Agreement, including any Series Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: None.



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         IN WITNESS WHEREOF, the undersigned have duly executed this certificate this 31st day of March, 2006.


                               A.I. Credit Corp.

                               BY: /S/ JEFFREY LESNOY
                                   ------------------------------------------
                                   Name: Jeffrey Lesnoy
                                   Title: Senior Vice President, Controller



                               AICCO, Inc.

                               BY: /S/ JEFFREY LESNOY
                                   ------------------------------------------
                                   Name: Jeffrey Lesnoy
                                   Title: Senior Vice President, Controller



                               AICCO, Inc.
                               (f/k/a Imperial Premium Finance, Inc.)

                               BY: /S/ JEFFREY LESNOY
                                   ------------------------------------------
                                   Name: Jeffrey Lesnoy
                                   Title: Senior Vice President, Controller



                               Imperial Premium Finance, Inc.

                               BY: /S/ JEFFREY LESNOY
                                   ------------------------------------------
                                   Name: Jeffrey Lesnoy
                                   Title: Senior Vice President, Controller

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                               Imperial Premium Funding, Inc.

                               BY: /S/ JEFFREY LESNOY
                                   ------------------------------------------
                                   Name: Jeffrey Lesnoy
                                   Title: Senior Vice President, Controller